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                                                                  EXHIBIT 10.3
                                                                 Execution Copy

                             RICHEMONT FINANCE S.A.

                                 August 7, 2000

Hanover Direct, Inc.
1500 Harbor Blvd.
Weehawken, NJ  07087

Attn:    Rakesh Kaul
         Chief Executive Officer

Dear Rakesh:

       This will confirm the agreement of Richemont Finance S.A., a Luxembourg corporation, to purchase, and the agreement of Hanover Direct, Inc., a Delaware corporation, to sell, an issue of Hanover Direct, Inc. preferred stock on the following basis:

   Terms:               As set forth on the term sheet attached as Annex I

   Documentation:       Upon the terms and subject to the conditions of a
                        securities purchase agreement substantially in the form of the draft agreement attached as Annex II

   Timing:              Closing within 15 days of the date hereof


       Please sign and return a copy of this letter to indicate Hanover Direct, Inc.'s agreement with the foregoing.

                                                     Very truly yours,

                                                     Richemont Finance S.A.

                                                     By:-----------------------

Agreed as of the
date first above written

Hanover Direct, Inc.

By:
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HANOVER DIRECT, INC.                                                     ANNEX I

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SUMMARY TERMS FOR PREFERRED STOCK

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ISSUER:                               Hanover Direct, Inc. (the "Company" or "Hanover").

HOLDERS:                              Richemont Finance S.A., any of its subsidiaries, or other parties (the "Holders").

AMOUNT:                               $70 million.

USE OF PROCEEDS:                      Repayment of $25 million and $10 million unsecured lines of credit from Richemont;
                                      development of warehouse facilities; and general corporate purposes.

SECURITIES OFFERED:                   1,400,000 shares of Preferred Stock (the "Preferred Shares").

ISSUE PRICE:                          $50 per Preferred Share.

PAR VALUE:                            $0.01 per Preferred Share.

LIQUIDATION PREFERENCE:               $50 per Preferred Share plus accrued dividends.

MATURITY:                             Five (5) years unless redeemed.

DIVIDEND:                             Cumulative at the annual rate of 15% accruing from the date of original issuance and payable quarterly in cash or in kind at the option of the Company until February 1, 2004; thereafter, in cash.

APPROVAL:                             Issuance of the Preferred Shares will be upon requisite Board approval.

RANKING:                              The Preferred Shares will be senior to the Company's common stock and junior to its indebtedness with respect to dividends and upon liquidation, dissolution or winding up.

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SUMMARY TERMS FOR PREFERRED STOCK, (CONT'D)





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HANOVER DIRECT, INC.                                                     ANNEX I
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REDEMPTIONS RIGHTS                    The Preferred Shares may be redeemed in cash at the option of the Company at any time with 30 days notice at a predetermined redemption price (the Redemption Price"), subject to the ability to do so under the terms of the Congress Facility. Such Redemption
                                      Price shall be 100% of the Issue Price, plus accrued and unpaid dividends, if any. The
                                      Preferred Shares shall be mandatorily redeemable for cash at the Redemption
                                      Price upon acquisition of stock representing 48% or more of the voting rights of the Company by a party other than Richemont or its affiliates in a transaction approved by the Board. In the event of either a sale of the Company's assets or a sale of common equity by the Company resulting in proceeds not claimed by Congress, and subject to the ability to do so under the terms of the Congress
                                      Facility, each of the Holders will have the right, subject to the approval of two-thirds of the Preferred Shares voting as a class, to force the Company to use such excess proceeds to redeem that Holder's pro rata share of the Preferred
                                      Shares at the Redemption Price. Redemption for cash at the Redemption Price will be mandatory at the fifth anniversary of issuance.

VOTING RIGHTS:                        The Holders of the Preferred Shares will not have any voting rights, except as required by applicable law and except that whenever accrued unpaid dividends on the
                                      Preferred Shares are equal to or exceed the equivalent of four quarterly dividends payable on the Preferred Shares, the Holders voting as a class will be entitled to elect two directors to the Board until the dividend arrearages have been paid.

TRANSFERABILITY:                      The Preferred Shares shall be fully transferable subject to applicable regulations.

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